Exhibit 10.1

“CONFIDENTIAL TREATMENT OF CERTAIN INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN REQUESTED BY WJ COMMUNICATIONS, INC. THE CONFIDENTIAL PORTIONS OF THIS DOCUMENT INDICATED WITH ASTERISKS (***) HAVE BEEN OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.”

Wafer Manufacturing and Supply Agreement

This Wafer Manufacturing and Supply Agreement (“Agreement”) is made and entered into this        day of December      , 2005, by and between Global Communication Semiconductors, Inc., a California corporation having its principal place of business at 23155 Kashiwa Court Torrance, California 90505 (hereinafter “GCS”) and WJ Communications, Inc., a Delaware corporation having its principal place of business at 401 River Oaks Parkway San Jose, CA 95134 (hereinafter  “WJ”). (WJ and GCS shall also sometimes be referred to herein together as the “Parties” or individually as a “Party”).

WITNESSETH:

WHEREAS, GCS is a semiconductor foundry that manufactures semiconductor products in volume;

WHEREAS, WJ desires to pay GCS to manufacture and supply WJ with wafers utilizing WJ’s wafer production processes;

WHEREAS, WJ has developed certain proprietary process technology associated with wafer production products, and desires to provide such technology to GCS solely for the purpose of manufacturing wafers for WJ;

WHEREAS, GCS is willing to manufacture and supply wafers to WJ utilizing WJ’s wafer production processes; and

WHEREAS, the Parties desire to establish the terms and conditions for the manufacture of wafers by GCS and the purchase of wafers by WJ.

NOW, THEREFORE, in consideration of the mutual promises and agreements of the Parties contained herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. DEFINITIONS

1.1 “Confidential Information means any and all information (in any and every form and media) not generally known in the relevant trade or industry, which was obtained from any Party in connection with this Agreement or the respective rights and obligations of the Parties hereunder, including, without limitation, (a) information relating to trade secrets of such Party, (b) information relating to existing or contemplated products, services, technology, ideas, designs, processes, formulae, research and development (in any and all stages) of such Party, (c) information relating to the Wafers or any of the patents, trade secrets, know-how, and other technology and information relating to the Wafers and their design, and (d) information relating to forecasts, projections, sales, business plans, methods of doing business, sales or marketing methods, current and contemplated markets, current and potential customers, strategic partners, acquirers or investors, customer lists, customer usages and/or requirements and supplier information of such Party.

1.2 “Copyrights” means: (a)  any rights in original works of authorship fixed in any tangible medium of expression as set forth in the United States Copyright Act, 17 U.S.C. § 101 et. seq.; (b)  all registrations and applications to register the foregoing anywhere in the world; (c)  all foreign counterparts and analogous rights anywhere in the world; and (d)  all rights in and to any of the foregoing.

1.3           “Die” means an individual integrated circuit or components which when completed create an integrated circuit.

1.4           “Embedded Third Party Technology” means third Party software or hardware embedded as part of the WJ Technology and/or in Improvements thereto.

1.5 “Facilities” means GCS’s physical fabrication facilities located at 23155 Kashiwa Court, Torrance, California 90505.

1.6 “GCS Services” has the meaning set forth in Section  2.1.

1.7 “GCS Technology” has the meaning set forth in Section 11.2.

1.8 “Gross Die per Wafer” (“GDW”) means the total quantity of Die candidates on each Wafer, whether or not the Die is operational when the Wafer has completed the manufacturing process.

1.9 “Improvements” means with respect to any Technology, all discoveries, innovations, improvements, enhancements, derivative works, or modifications of or to such Technology.

1.10 “Intellectual Property Rights” means any and all: (a)  Copyrights, mask work rights, trademarks, and Patents; (b)  rights relating to innovations, know-how, trade secrets, and confidential, technical, and non-technical information; (c)  moral rights, author’s rights, and rights of publicity; and (d)  other industrial, proprietary and intellectual property related rights anywhere in the world, and all applications for, renewals and extensions of the foregoing now or hereafter filed, regardless of whether or not such rights have been registered with the appropriate authorities in such jurisdictions in accordance with the relevant legislation.

1.11 “Jointly Developed Technology” means Technology that is written, created, or otherwise made or acquired not solely by one or more employees of one Party but is created jointly by employees or contractors of WJ together with employees or contractors of GCS during and in the course of the transactions contemplated by this Agreement provided that: (a)  with respect to copyrightable material, each contributing Party prepared the work with the intention that their contributions be merged into inseparable or interdependent parts of a unitary whole; (b)  with respect to inventions subject to patent protection, each contributing Party made some original contribution to the inventive thought and to the final solution; and (c)  with respect to matter subject to trade secret protection, each contributing Party made substantial contributions to such matter.

1.12 “Knowledge” shall mean the actual knowledge of the officers, directors, and director-level employees of GSC.

1.13 “Lot” means a group of Wafers which are processed simultaneously. Each Lot will be assigned a specific alpha/numeric identification that distinguishes it from any other group that contains the same type of Die so that each Lot can be separately identified.

1.14 “Minimum Yield” means, with respect to a particular Wafer, the minimum acceptable Yield for such Wafer as per the Specifications.

1.15 “Net Die per Wafer” (“NDW”) means the net number of functional Die on each Wafer after the Wafer has completed the wafer probe testing.

1.16 “Patents” means: (a)  patents and patent applications, worldwide, including all divisions, continuations, continuing prosecution applications, continuations in part, reissues, renewals, reexaminations, and extensions thereof and any counterparts worldwide claiming priority therefrom; utility models, design patents, patents of importation/confirmation, and certificates of invention and like statutory rights; and (b) all rights in and to any of the foregoing.

1.17 “Process” the proprietary wafer manufacturing processes of WJ to be provided by WJ to GCS for implementation by GCS in its Facilities to manufacture the Wafers exclusively for WJ.

1.18 “Process Qualification” shall have the meaning set forth in Section 4.1.

1.19 “Project Manager” has the meaning set forth in Section  3.2.

1.20 “Qualify” or “Qualification” means that the Process has been approved by WJ for volume manufacturing of the Wafers at the Facilities because the Wafers have been produced pursuant to the Process with predictable yields acceptable to WJ, in each case in excess greater than the Minimum Yield, and have passed all tests required by WJ.

1.21 “Purchase Order” has the meaning set forth in Section  9.1.

1.22 “Quality and Reliability Standards” has the meaning set forth in Section 4.1.

1.23 “Scrap” means any Wafer or Die, in any stage of completion, without regard to its ability to function, that is not in conformance with the requirements of the Specification for Wafers to be sold to WJ.

1.24 “Specifications” mean the technical specifications provided by WJ for the Process and the manufacture of the Wafers by GCS including the specifications described in Appendix A.

1.25 “Target Yield” means, with respect to a particular Wafer, the Target Yield for such Wafer as set forth in Appendix B. Notwithstanding the foregoing, the Target Yield is subject to post qualification confirmation and adjustment pursuant to Section  4.4 and Appendix B.

1.26 “Technical Information” means the technical information and materials provided or to be provided by WJ to GCS.

1.27 “Technology” means any and all technical information, specifications, drawings, records, documentation, works of authorship or other creative works, ideas, algorithms, models, databases, ciphers/keys, systems architecture, network protocols, research, development, and manufacturing information, software (including object code and source code), application programming interfaces (APIs), innovations, mask works, logic designs, circuit designs, technical data, processes and methods.

1.28 “Term” has the meaning set forth in Section 16.1.

1.29 “Verification Test Program” has the meaning set forth in Section 5.2(b).

1.30 “Wafers” means the GaAs (gallium arsenide) Wafers described in Appendix B which will be manufactured by GCS for WJ using the Process.

1.31 “WJ Technology” has the meaning set forth in Section 11.1.

1.31 “Yield” means the percentage represented by Net Die per Wafer (NDW) divided by Gross Die per Wafer (GDW).

2              GCS SERVICES AND FACILITIES

2.1   GCS Services. GCS shall implement the Process in accordance with the Specifications provided by WJ for the manufacture of the Wafers in accordance with the Process responsibilities set forth in Appendix D, manufacture the Wafers at its Facilities utilizing the Process provided by WJ, and sell and deliver to WJ the Wafers, all in accordance with the terms and conditions set forth in this Agreement. GCS shall not outsource or delegate to any third party the manufacture of the Wafers.

2.2   Facilities. All manufacturing of Wafers shall take place at the Facilities. If GCS desires to relocate the manufacturing of the Wafers at another facility, it shall provide WJ with at least  *************************** days prior notice of its intent to relocate to a proposed new facility. If WJ notifies GCS within *** **** days of its objection to the new location, GCS shall not transfer the manufacture of the Wafers to the new facility and shall continue to manufacture the Wafers at the Facilities. Approval to relocate shall not be unreasonably withheld.

3              PROCESS IMPLEMENTATION AND ASSISTANCE

3.1 Process Implementation.

(a) Process – W J desires to have GCS manufacture the Wafers at the Facilities using the Process which meet the Specifications. The Parties agree to work together to implement the Process in accordance with the Process responsibilities of each Party described in Appendix D, as it may be amended by mutual consent.  The Process shall be implemented at the Facilities in accordance with the time schedule set forth in Appendix D and GCS shall use its commercially reasonable efforts to successfully establish the Process within the time schedule set forth in Appendix D.  GCS acknowledges that the implementation of the Process will require significant capital expenditures and resources on its part and GCS covenants that it will make the required capital expenditures for implementing the Process as described in Appendix D and that it currently has, and will continue to allocate during the Term of this Agreement, the financial and other resources necessary to carry out its obligations under this Agreement .

(b) Process Delays – Each Party shall promptly provide the other with notice as soon as possible after it has reason to believe it will be unable to timely perform any of its obligations under this Agreement (including without limitation delivering any deliverable) together with the reason for such delay and the date on which such Party reasonably expects to perform such obligation. The Party that is not the cause of the delay shall not be precluded from exercising its termination rights hereunder. The Parties agree that this Section shall not be construed to relieve either Party of its obligation to continue in the performance of its responsibilities under this Agreement notwithstanding any delay. In the event of a delay or delinquency by a Party of more than ninety (90) days in the implementation of the Process, the other Party shall have the immediate right to terminate this Agreement.

3.2 Transfer Project Managers.

(a) Project Manager Designation – Each Party shall identify a principal contact to whom all communications between the Parties with respect to the applicable project shall be directed (each a “Project Manager”) and shall provide the other Party the addresses, e-mail, telephone numbers and fax numbers for such Project Managers. Each Party may replace or substitute its designated Project Manager from time to time upon written notice to the other Party. Each Party shall also provide the other Party from time to time with the names and telephone numbers of additional specific contact persons to communicate specific information or manage specific project matters when such direct contact is preferable.

(b) Project Manager Responsibilities — The Project Managers shall: (i)  serve as the primary point of contact between the Parties; (ii)  coordinate the Parties’ undertakings and activities in connection with this Agreement, including, without limitation, defining and tracking the implementation of the Process and facilitating reviews; (iii)  address technical and resource allocation issues arising, and (iv) have first tier responsibility for resolving disputes arising under this Agreement, subject to any corporate governance requirements of the Party.

3.3 Wafer Technical Information.

(a) WJ will provide the Technical Information and assistance relating to the Wafers to GCS in accordance with the timeline set forth in Appendix D.

(b) GCS will use the Technical Information solely for performing GCS Services relating to the manufacture of the Wafers for WJ. After any Process Qualification, GSC will not make any changes or modifications to the qualified process without WJ’s prior written approval.

1              WJ Technology Improvements by GCS. GCS shall provide WJ with prompt written notice with respect to any Technology or Intellectual Property Rights conceived, developed or reduced by or on behalf of GCS or any other Person that constitutes an Improvement to any WJ Technology.  Thereafter, at WJ’s request, GCS shall make available to WJ appropriate personnel with suitable knowledge and understanding of such Improvement to describe and explain such Improvement to designated WJ personnel and to otherwise provide such WJ personnel with sufficient information and materials satisfactory to WJ.

2              PRE-PRODUCTION – QUALIFICATION AND ACCEPTANCE

4.1 Qualification of Process. GCS shall demonstrate and verify that the applicable Process as implemented at the Facilities for all Wafers, meets the Specifications and the parametric, electrical, process flow, quality, and reliability specifications, as well as other standards or requirements that may be necessary for manufacturing the Wafers as WJ reasonably deems necessary (the “Quality and Reliability Standards” as specified in Appendix E). Thereafter, GCS will execute Qualification plan for such Wafers (the “Process Qualification”).

4.2 Qualification Sample Lots. GCS will produce and transfer to WJ the number of Process Qualification sample Lots of the Wafers requested by WJ. WJ will evaluate each Lot of Process Qualification samples and will issue a notice of approval or disapproval of the Process Qualification Lots within thirty (30)  days of WJ’s receipt of the Wafers. If WJ rejects Qualification of the sample Lot(s), GCS shall cooperate in developing a corrective action plan reasonably acceptable to WJ. Based on such plan, GCS will manufacture additional Lot(s) of sample Process Qualification Wafers for WJ’s evaluation. WJ will purchase all Process Qualification Wafers that conform to the Specifications. GCS will not ship production quantities of Lots to WJ until GCS receives written notice of qualification of the Wafers from WJ. GCS shall ship production quantities of particular Wafers per WJ’s orders after the applicable Specifications are achieved.

4.3  Pre-Production Termination. At any time prior to successful completion of Process Qualification, WJ may terminate fabrication of any Qualification Process Wafers by giving GCS written notice, which shall specify whether such Wafers should be delivered to WJ or scrapped. Upon receipt of such notice, GCS shall stop related fabrication at the conclusion of the manufacturing step in process. In such case, (i) WJ will pay for any partially completed Wafers, pro-rated based on percentage completed and (ii) GCS shall pay all other expenses and costs related to the termination of fabrication of any Qualification Process Wafers.

4.4  Baseline Establishment. After notice of Qualification has been sent by WJ to GCS:

(a)           The Process baseline process may be further refined by mutual agreement. GCS will obtain written approval of WJ before making any modifications to the baseline manufacturing process, materials, or tooling. Approval shall not be unreasonably withheld.

(b)           The Parties shall confirm the Target Yield and Minimum Yield for the Wafers as is acceptable to WJ.

(c)           Compliance with the Target Yield standards is a performance obligation of GCS under this

Agreement. Without limiting the foregoing, WJ shall have the right to reject any individual Wafer or its entire Lot which do not meet the Minimum Yield pursuant to the Specifications and Section 5.8.

5. PRODUCTION QUALITY, RELIABILITY AND CONTROL

5.1 Quality Culture. The GCS systems shall be not only ISO qualified to WJ’s reasonable satisfaction but shall also promote and drive a quality culture within the factory. GCS’s quality systems shall include Statistical Process Control (SPC) with statistically valid limits. GCS will establish a culture which responds to established limits, and will stop the manufacturing line if these limits are found out of tolerance.

5.2 Specification Testing and Compliance. GCS will produce Wafers for WJ that meet the Specifications. In that regard:

(a) GCS shall conduct in line process monitoring according to testing procedures and use test equipment reasonably acceptable to WJ. GCS must have sufficient testing capability to handle testing requirements, including the provision of engineering analysis of test Wafers sufficient to (i)  identify potential product issues (i.e. any failure to fully meet Specifications or achieve Minimum Yields) at the earliest possible stage and (ii)  make necessary adjustments to the Wafers.

(b) After Wafer completion, GCS shall conduct testing in accordance with the Specifications (“Verification Test Program”), and inspect and confirm that the Wafers conform to the applicable Specifications.

GCS shall neither ship nor bill WJ for any Wafer that to the Knowledge of GCS fails to meet the Minimum Yield and Quality and Reliability Standards unless specifically instructed in writing by WJ to do so. GCS shall notify WJ of any Wafer that is below the Minimum Yield, and WJ may, at its discretion, agree to accept delivery of such Wafer at a mutually agreed upon price. GCS must notify WJ in advance of shipment of those Wafers that do not comply with the foregoing criteria.

(c) If GCS or WJ detects any wafer fabrication related defects in any Wafers, GCS shall provide WJ with a corrective action plan to correct the failure mechanisms and/or defects. WJ may review GCS’s quality measurement and control systems at any time.

(d) From time to time WJ may desire to update, revise or modify the Specifications for the Wafers. GCS will use reasonable efforts to implement all revisions, updates, or modifications as soon as practicable. If such changes impact Wafer Yield, the Parties shall re-set Target Yields using the same procedure as initially used by WJ. GCS shall advise WJ of any cost and schedule impact, and the date and lot number of implementation of the revision, update or modification, all of which shall be subject to WJ’s written approval. Any requalification required as a result of the revisions, updates, or modifications will be the responsibility of WJ.

(e) The results from GCS testing processes shall be accessible and available to WJ for review and download to WJ records at the conclusion of each test lot.

5.3 Failure and Defect Reporting. The Parties shall notify each other of any detected failure mechanisms and/or defects which are present, or which they suspect might be present, in completed Wafers. GCS shall use reasonable efforts to correct such failure mechanisms and/or defects as promptly as possible within a time frame acceptable to WJ and reasonable to GCS.

5.4 Reliability Records and Data.

Without limitation of any requirements in the Quality and Reliability Standards, GCS agrees to provide the following information relating to the quality or reliability of the Wafers and the quality systems used to comply with these standards and specifications.

(a) GCS will maintain Lot history records for a period of five (5)  years. WJ shall have access to all Lot history records concerning all Wafers at any time.

(b) GCS agrees to provide reliability data which demonstrates the ability of the Process used for all Wafers to meet WJ’s Quality and Reliability Standards as set forth in Appendix E. Any exceptions to these criteria will be reviewed on a product-by-product basis. WJ shall have the right to use reliability data concerning Wafers for the purposes of preparing sales and promotional information concerning Wafers. GCS’s reliability testing methods and conditions shall be subject to the review of WJ, and shall be changed upon WJ’s request, and agreed to by GCS, such agreement not to be unreasonably withheld.

(c) WJ may conduct an on-site inspection and audit of the process and manufacturing records relevant to the Wafers during normal business hours upon twenty four (24) hours advance notice to GCS.  Any inspection or audit will be conducted at WJ sole expense.

(d) GCS agrees to maintain sufficient documentation regarding all Wafers sold to WJ for five (5) years after shipment. All Wafers shall be traceable to the assigned Lot. Lot traceability for Wafers shall be maintained throughout the entire process from fabrication through verification testing, packing and shipment. Traceability and full history for Wafers shall include applicable wafer fabrication process recipes, substrate vendor identification and lot number, quality control data, process deviation notes and probe data as well as assembly records and deviations, verification test results, visual inspection results, burn-in conditions, and final test data. WJ shall have the right to limit and approve substrate and other materials suppliers.  Supplier approval will not be unreasonably withheld and rejection must be based on objective documented criteria showing how the substrate and material suppliers will cause GCS to fail to meet the Specifications.

5.5 Process Control Information, On-Line Information Access. Upon WJ’s written request, GCS shall provide WJ with process control information as set forth in the Specifications. Such information may include: Process and electrical test yield results, calibration schedules and logs for equipment, environmental monitor information for air, gases and DI water, documentation of operator qualification and training, documentation of traceability, process verification information, and trouble report currently available from GCS’s document control center in a format pursuant to GCS’s standard document retention policy. WJ shall have on-line web access to the foregoing information and reports, and other GCS information, to the extent that such access is customarily provided by GCS to other customers.

5.6 Scrap Disposal. GCS shall return Scrap which cannot be reclaimed to WJ at WJ’s request, or otherwise destroy and properly dispose of all Scrap in order to prevent any unauthorized sale or other disposition of any Wafers. GCS will maintain Scrap procedures and will record all products scrapped including Lot history, reason for scrap and WJ’s approval for scrap. WJ shall have the rights to audit the scrap procedures and to witness scrap of the material.

5.7 Manufacturing Metrics. GCS agrees to provide pertinent manufacturing metrics to WJ, including but not limit to data regarding process yield, cycle time and Process development.  WJ shall upon request receive in a timely manner raw data for these metrics such that the data could be calculated using WJ standard formulas as listed in the Specifications.

5.8 Deficiency Expectations. WJ expects consistent, high quality wafer fabrication processing and services from GCS, such that a die yield expectation can be predicted for WJ’s products based on the area of a particular die. It is understood that WJ’s design and specifications also influence this metric. The functional test yields expected by WJ are equal to or greater than the yields that WJ has experienced in the past for their products of identical design to the products produced in this Agreement.  WJ shall provide GCS data illustrating the yield performance and die size for each device.  A Target Yield will be established on a per device basis using WJ’s historical data (see Appendix B).

WJ will inform GCS of material exhibiting unexpectedly low yields. GCS is willing to assist WJ at no additional cost in the evaluation of the low Yield, and in identification of the necessary activities to correct such low Yields.

WJ agrees to pay full price for wafer lots that exceed the target functional test Yield percentage of historical performance as follows:

0-3 months after Qualification: **% Target Yield

3-9 months after Qualification: **% Target Yield

>9 months after Qualification: **% Target Yield

Pricing of Wafer Lots between the Target Yield and **%  Target Yield will be pro-rated.  Pro-ration will be calculated and credited on a quarterly basis. Should the average yield of a device (excluding rejected wafers) meet or exceed the Target Yield, no credit will be issued for lots normally subject to pro-ration.

Pricing of Wafers below **% of the Target Yield may be rejected and WJ will request and be granted a return material authorization for the full value of such Wafers.

6. PARTIES’ ACTIVITIES

6.1 Site Inspections. WJ and its current employees, customers, strategic partners, investors and acquirers shall have the right to visit GCS’s Facilities to inspect the Facilities and fabrication of the Wafers, as well as conduct other activities contemplated by this Agreement as long as such WJ personnel comply with GCS’s security policies and sign a non-disclosure agreement acceptable to GCS. Such visits shall be conducted during GCS’s normal working hours and may be stopped by GCS, if disruptive to GCS operations. WJ may also assign WJ employees to work at the Facilities manufacturing the Wafers on an as needed or other mutually agreed basis. GCS shall grant these employees full access to employee parking facilities and appropriate sections of the Facilities including clean room where the Wafers are manufactured or placed. GCS shall provide such WJ employees with secured office space and full access to conference room, food and break facilities. GCS shall allow WJ employees to be full and active participants on problem solving teams with respect to the manufacturing of the Wafers.

6.2 Records Inspections. In addition to WJ’s other inspection rights set forth elsewhere in this Agreement, WJ shall have the right to inspect the books and records (whether maintained in documentary form or as computer files) of GCS related to this Agreement during normal business hours upon one week’s written advance notice to GCS.

1              Financial Reports and Notification of Financial Impairment . GCS agrees, for so long as the Agreement remains in effect, to furnish to WJ:  (i) within 90 days after the end of each fiscal year, audited annual financial statements, setting forth in comparative form the figures for the previous year (or if not yet completed, then a draft thereof, followed by the final thereof as soon a available); (ii) within 45 days of each of the first three fiscal quarters of each year, the quarterly unaudited financial statements, setting forth in comparative form the figures for the previous year; (iii) within 30 days after the end of each month, the monthly unaudited financial statements which shall be limited to the monthly cash balance and revenue for the period, setting forth in comparative form the figures for the previous year as well as performance versus budget; (iv) within 30 days after the end of each quarter, a rolling twelve month forecast of cash flow; and (v) within 60 days after the first day of each fiscal year, an annual budget. GCS further agrees to immediately notify WJ if (i) based on GCS’s then current three month forecast of cash flow, all or substantially all of GCS’s available cash balance for working capital would be reasonably likely to be consumed or (ii) GCS suffers any material adverse change in its financial condition that is reasonably likely to impair GCS’s ability to perform its obligations under this Agreement.

2              PRICING AND PAYMENTS

7.1 Wafer Pricing.  The price for Wafers ordered and accepted by WJ and delivered by GCS in accordance with this Agreement shall be as set forth in Appendix C.

7.2 Invoicing and Payment Terms. GCS shall invoice WJ upon shipment of the Wafers. GCS’s invoices shall set forth the amounts due from WJ to GCS for such shipment, and shall contain sufficient detail to allow WJ to determine the accuracy of the amount(s) billed. The invoice shall be dated and delivered as of the date of shipment and payments shall be on thirty  (30) days net terms. All payments will be in United States of America dollars. WJ shall have the right to offset any disputed claims or other amounts due from GCS against WJ’s payment obligations under any invoice.  Upon resolution of any dispute, payment is due immediately from WJ.  If WJ pays invoices after thirty (30) days from delivery, interest shall apply at the lesser of the CoMerica Bank prime rate plus 2%, compounded annually, or the highest rate allowable by law.

7.3 Taxes. GCS is responsible for all taxes related to the Wafers and this Agreement except for taxes on WJ’s income, customs duties, sales tax, value added tax, use tax, and excise tax.

8. CAPACITY PLANNING AND FORECASTING

8.1 Forecasts.  In order to allow GCS to plan its foundry capacity and to order raw materials in due time, WJ shall give to GCS a non-binding twelve (12) month forecast for its estimated monthly Wafer requirements per product based on reasonably available information. WJ will provide an updated non-binding twelve (12) month forecast no later than ten (10) days before the end of each calendar quarter. WJ will also provide a non-binding six (6) month rolling forecast of its estimated Wafer requirements no later than ten (10) business days before the end of the applicable calendar month.

8.2 Capacity Commitment.

(a) GCS shall reserve the capacity and agrees to maintain the ability to manufacture, at the stated lead times, the minimum volume of Wafers per year as described in Appendix C.  Such capacity will be available in equal quarterly installments of the entire capacity. GCS also agrees to reserve capacity to meet the forecasted volumes as set forth in Section 8.1.

(b) Within ten (10) days after receipt of WJ’s forecast, GCS shall provide WJ with a written plan detailing GCS’s manufacturing capacity commitments for the forecast period. GCS shall allocate sufficient capacity to be able to provide up to ******************** percent (***%) of the forecast and shall use reasonable efforts to provide additional capacity as requested.

(c) GCS shall provide current-quarter weekly wafer output updates to the forecast. This weekly update would comprehend anticipated changes to forecast related to deviations from planned cycle-time. WJ will use the weekly updates to direct GCS activities, including the disposition of Wafers for shipping.

(d) GCS shall provide WJ prompt written notice if GCS becomes aware of any circumstance which may constrain its capacity to manufacture Wafers in accordance with the then current forecast.

9. ORDER, DELIVERY AND ACCEPTANCE

9.1 Order Placement and Firm Orders.  WJ shall place written orders for the Wafers to be purchased under this Agreement via a purchase order in a form acceptable to WJ (each, a “Purchase Order”). The Purchase Order shall include delivery instructions included thereon or issued in connection with the written order that reference the applicable written order and provide detail regarding the mix, quantities and requested delivery date for the Wafers. Firm Purchase Orders will be placed monthly, no later than ten (10) business days prior to the end of each calendar month. WJ may adjust the device mix prior to GCS starting material, but the total volume of Wafers cannot be decreased without the consent of GCS after the Purchase Order has been accepted. Modifications to the mix and quantity of Wafers to be started in any given week may be requested in writing by WJ no later than Thursday of the previous week. GCS shall accept any Purchase Order that is within the volume of the most recent six (6) month forecast or up to **% greater.

9.2 Order Acceptance.

(a) GCS shall acknowledge all Purchase Orders and confirm all delivery schedules and instructions therein within two (2)  business days following its receipt of Purchase Order. GCS may not reject Purchase Orders based on ordering instructions that conform to the terms of this Agreement and GCS may not reject the Purchase Order based on the quantity of Wafers ordered unless, and then only to the extent that, the quantity is more than **% over the most recent six (6) months forecast.

(b) GCS shall deliver the quantity of Wafers stipulated in the relevant Purchase Order and delivery shall be considered timely only if on or before the scheduled delivery date. In the event delivery is more than seven (7) days after the scheduled delivery date, WJ shall be entitled to a reduction in the price of the delayed Wafers in the amount of *% per week up to a maximum reduction of **% and after thirty (30) days, WJ shall have the right to cancel any undelivered Wafers at no charge. WJ agrees to accept deliveries of *** percent (**%) above the Purchase Order quantities.  WJ also agrees to allow Purchase Orders to be delivered short provided the deliveries are within *** percent (**%) of the Purchase Order Quantity.

9.3 Cancellations and Schedule Changes.

(a) WJ may, in its discretion, cancel, suspend or modify any Purchase Order, even if GCS has begun manufacture of the Wafers so ordered within the stated lead time. Upon cancellation of the complete or partial Purchase Order for which GCS has begun manufacturing Wafers, WJ agrees to pay GCS a percentage of the applicable selling price set forth in the applicable Purchase Order based on the stage of completion of the applicable Wafer Lot.  GCS may not terminate any accepted Purchase Order, even if GCS terminates this Agreement for default by WJ.

(b) Changes to the Purchase Order may be made at any time by WJ. GCS shall use reasonable efforts to accommodate WJ’s requested changes. GCS will notify WJ at the earliest indication of any interruption in supply of the Wafers or other Facility difficulty that may affect the availability of Wafers under this Agreement. WJ may request GCS to hold and delay shipment of any Wafers for up to one hundred twenty (120)  days. WJ agrees to pay GCS ***** percent (**%) of the Purchase Order price for shipments delayed for thirty (30) days or more at WJ’s request.

9.4 Wafer Shipment. GCS shall deliver the Wafers to the destination set out by WJ in the relevant Purchase Order. WJ will acknowledge to GCS the receipt of each shipment of Wafers stating quantity, type and damages existing at delivery, within seven (7) days.  GCS shall bear the risk of loss with respect to the Wafers until WJ accepts delivery of the Wafers at which time title shall pass to WJ upon GCS’s receipt of payment in full.

9.5 Wafer Acceptance Testing. Acceptance testing of the Wafers delivered to WJ will be performed within fifteen (15) days of receipt.  After this period, WJ will be deemed to have accepted the Wafers.  GCS will certify to WJ with each shipment that the Wafers contained in the shipment have successfully passed the Quality and Reliability Standards.  If WJ rejects any Wafer, and GCS verifies that a Wafer has a different NDW than certified by GCS, then WJ and GCS will confer and determine the reason for the rejection or the inaccurate count of NDW. GCS shall immediately exercise its reasonable efforts to develop and implement a corrective action plan for any errors, including manufacturing errors or defects identified in its systems. All Wafers that are properly rejected due to failure to meet Wafer Standards may be returned to GCS for a refund of the purchase price, plus WJ’s shipping cost, or may be retained by WJ subject to an agreed upon credit being issued by GCS. For such properly rejected Wafers that WJ returns to GCS for a refund of the purchase price, GCS will be responsible for WJ’s shipping cost, customs and export costs and insurance. Title and risk of loss or damage of returns will pass to GCS at WJ’s docks. Rejected Wafers shall be subject to the scrap disposal procedures set forth in Section 5.6 herein. WJ will provide documentation for all rejected Wafers.

10. PRODUCT WARRANTIES AND FAILURES

10.1 Product Warranty. GCS warrants that, at the time of delivery to WJ, all Wafers will comply with the Specifications and the Quality and Reliability Standards and be free of liens, encumbrances and defects. WJ shall advise GCS in writing of any claims involving failure to meet the Specifications.

10.2 Persistent Failure. In the event repeated field failures occur with respect to Wafers, or a significant field failure occurs which requires immediate attention, GCS shall take all commercially reasonable action required to promptly resolve the matter.

1                                          Product Failure. In the event that any Wafer fails to pass WJ’s inspection, or WJ otherwise determines that any Wafer fails to meet the Wafer Standards, WJ will give GCS notice of the defective Wafer and GCS shall use commercially reasonable efforts to resolve the matter.  WJ shall have no financial responsibility for defective Wafers.

2                                          INTELLECTUAL PROPERTY OWNERSHIP

11.1 Technology Owned by WJ. WJ shall own all right, title and interest (including all Intellectual Property Rights) in and to any and all:

(a) Pre-Existing Technology — Technology developed or acquired by WJ prior to or independently of this Agreement, including but not limited to Technology embodied in or used to practice the Process together with any and all improvements, enhancements, modifications, alterations, additions or applications thereof, all proprietary information and know-how provided to GCS by WJ that relate to WJ’s Process(es) for the manufacture of Wafers, WJ’s specifications for Wafers, WJ’s performance criteria for Wafers, WJ’s applications for Wafers and all other matters relating to Wafers and their manufacture, which has been provided to GCS by WJ for the specific purpose of manufacturing Wafers;

(b) New Technology — Technology developed during the Term solely by or for WJ (e.g., a commissioned work) that does not constitute an Improvement to any of the Technology in (a) above or in Section 11.2 below;

(c) Improvements — Improvements to any of Technology in (a)  or (b)  above during the Term if such Improvements (i)  are developed solely by or for WJ (e.g., a commissioned work), (ii)  constitute Jointly Developed Technology; or (iii)  are developed solely by or for GCS where such Improvement is based upon or derived in whole or in part from WJ Confidential Information or from Technology in (a) or (b)  above.

(All of (a), (b)  and (c)  above, collectively, “WJ Technology”.)

11.2 Technology Owned by GCS. GCS shall own all right, title and interest (including all Intellectual Property Rights) in and to any and all:

(a) Pre-Existing Technology — Technology developed or acquired by GCS prior to or independently of this Agreement;

(b) New Technology — Technology developed during the Term solely by or for GCS (e.g., a commissioned work) that does not constitute an Improvement to any of the Technology in (a)  above or in Section 11.1 above;

(c) Improvements — Improvements to any of Technology in (a)  or (b)  above during the Term if such Improvements (i)  are developed solely by or for GCS (e.g., a commissioned work); (ii)  constitute Jointly Developed Technology; or (iii)  are developed solely by or for WJ where such Improvement is based upon or derived in whole or in part from GCS Confidential Information or from Technology in (a)  or (b)  above.

(All of (a), (b)  and (c)  above, collectively, “GCS Technology”.)

1                                          Assignment of Rights. To the extent that the allocation of right, title and interest in and to any Intellectual Property specified in this Section 11 do not automatically vest in the applicable Party, the other Party (the “Assignor”) hereby assigns, transfers and conveys (and agrees to assign, transfer and convey) to the other Party (the “Assignee”) such of the Assignor’s right, title and interest in and to all such Intellectual Property as is necessary to achieve such allocation. The Assignor will provide, at the Assignee’s expense, all assistance reasonably required by the Assignee to consummate, record and perfect the foregoing assignment, including, but not limited to, signing all papers and documents necessary to register and/or record such assignment with the United States Patent  & Trademark Office, United States Copyright Office, other state and federal agencies and all corresponding government agencies and departments in all other countries, where applicable. Assignor hereby appoints Assignee as its attorney-in-fact to act as Assignor to execute and file the papers and documents specified in this Section 11 if Assignor is unwilling or unable to comply with the foregoing sentence of this Section 11.3. Each Party shall have the right, in its sole discretion, to apply for and maintain Intellectual Property Rights (including registrations therefore) with respect to the Technology owned by such Party (as described above).

2                                          INTELLECTUAL PROPERTY LICENSES

12.1 GCS Technology License. GCS acknowledges and agrees that no GCS Technology will be utilized to manufacture the Wafers for WJ. However, to the extent that may be necessary for any reason and subject to the terms and conditions of this Agreement, GCS hereby grants to WJ, as a partial remedy for breach of the prior sentence, a limited worldwide, non-exclusive, perpetual, royalty-free, paid-up and sublicensable license under all Intellectual Property Rights in the GCS Technology to use, manufacture, have manufactures, sell, offer for sale, offer for sale, import, reproduce, prepare derivative works of, distribute or otherwise exploit the Wafers.

12.2 WJ Interface License. With respect to any and all software and hardware interfaces or other adaptations developed or acquired by or for GCS, that are specific to the WJ Technology, and which GCS has the right to license to WJ without payment of royalties to any third party (each a “WJ Interface”), to the extent GCS has the right to grant a license, GCS hereby grants to WJ a limited, worldwide, non-exclusive, perpetual, royalty-free, paid-up and sublicensable license to: (a)  use, reproduce, perform, display and create derivative works of such WJ Interface; and (b)  make, have made, import and otherwise use such WJ Interface.

12.3 WJ Technology License. Subject to the terms and conditions of this Agreement, WJ hereby grants to GCS a worldwide, non-transferable, non-exclusive, perpetual, non-sublicensable, royalty-free, paid-up license during the Term solely to use the WJ Technology to make (but not have made) products for WJ at the Facilities. GCS shall not (and shall not permit any third party to): (a)  modify, reverse-engineer or create derivative works of the WJ Technology or any components thereof except as specifically permitted hereunder; (b)  remove or alter any patent, trademark, copyright or other proprietary legend in WJ Technology; or (c)  sell, loan, lease, assign, encumber or otherwise transfer any rights to WJ Technology.

12.4 Embedded Third Party Technology. GCS acknowledges and agrees that WJ may incorporate or otherwise include Embedded Third Party Technology. Embedded Third Party Technology may only be used as part of the WJ Technology, and subject to any terms applicable thereto.  WJ represents and warrants that it has the right to use the Embedded Third Party Technology and will defend and hold GCS harmless if a claim is made for GCS’s use of the Embedded Third Party Technology consistent with this Agreement.

12.5  Retained Rights. WJ reserves all rights in WJ Technology, and related Intellectual Property Rights not expressly granted to GCS.

13                                    PROTECTION OF TECHNOLOGY AND INTELLECTUAL PROPERTY

13.1 Protection of WJ Technology. GCS will take steps to avoid benefit to WJ’s competitors from WJ Technology, as follows:

(a) GCS will create a firewall between (i)  products, processes and other activities on behalf of WJ, and (ii)  all personnel, products and processes of (1)  competitors of WJ and (2) other product customers of GCS.

(b) The Parties will cooperate to prevent the unauthorized distribution, use or access, or the unauthorized disclosure of WJ’s Intellectual Property by GCS.

(c) If a security compromise related to the WJ Technology is caused by or results primarily from the acts or omissions of GCS or any of its subsidiaries, vendors, employees or sublicensees or their failure to comply with the agreed security procedures, GCS will be responsible for responding to and containing such security compromise

13.2                           Know-How Preservation. GCS will not use any Intellectual Property of WJ (including without limitation Confidential Information), for any purpose inside or outside GCS, except for the direct and sole benefit of WJ.

14                                    INDEMNIFICATION AND INSURANCE

14.1 Intellectual Property Indemnification by GCS.

(a) GCS agrees to defend at its expense any suits brought by a third party against WJ based upon a claim that the process used by GCS to manufacture Wafers and the GCS Technology used in such process infringes any Intellectual Property Rights, and to pay costs, including attorneys fees, and damages finally awarded in any such suit against WJ. GCS has no obligations under this Section to the extent arising from GCS’s use of the Process.  WJ will promptly notify GCS in writing of any claim or suit. GCS will have control of such claim or suit to defend or settle at its expense. WJ will provide reasonable assistance for GCS’s defense of such claim or suit.

(b) If the use and sale of any of the Wafers is prohibited by court order as a result of a suit within the scope of Section 14.1(a), GCS, at its option and at no expense to WJ, will obtain for WJ the right to use and sell the Wafers or will substitute an equivalent method for performing the GCS Services which are acceptable to and qualified by WJ.

14.2 Intellectual Property Indemnification by WJ. WJ agrees to defend at its expense any suit brought against GCS by a third party based upon a claim that the Wafers produced by GCS for WJ infringe any Intellectual Property Rights, if such infringement arises from GCS’s use of the Process, WJ Technology, WJ’s instruction in connection with the manufacture of the Wafers or compliance with WJ’s Specifications and to pay costs, including attorneys fees, and damages finally awarded in such suit against GCS, provided that WJ is notified within thirty (30) days in writing of the suit and at WJ’s request and at its expense is given and opportunity to control of said suit and all requested reasonable assistance for defense of such claim.

14.3 Damage Mitigation. If a third party notifies either party that the Technology, processes, specifications or formula of the other party infringes or violates the rights of such third party, then the parties will cooperate to assure that their actions will respect properly asserted third party intellectual property rights and address such allegations of infringement or other claims in a reasonable manner.

14.4 SOLE INFRINGEMENT LIABILITY. THE FOREGOING PROVISIONS STATE THE ENTIRE LIABILITY OF EITHER PARTY TO THE OTHER WITH RESPECT TO THIRD PARTY INFRINGEMENT CLAIMS OF ANY TYPE BROUGHT AGAINST A PARTY REGARDING PERFORMANCE OF THIS AGREEMENT. WITHOUT LIMITING THE OBLIGATIONS OF EITHER PARTY UNDER SUCH FOREGOING PROVISIONS, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY NATURE WHATSOEVER (INCLUDING, WITHOUT LIMITATION, LOST PROFITS) ARISING FROM INFRINGEMENT OR ALLEGED INFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS.

14.5 Other Indemnification by GCS. All work to be performed by GCS under this Agreement shall be at GCS’s sole risk. GCS shall indemnify and hold harmless WJ, its officers, directors, employees, affiliates and representatives from and against any claims, demand, cause of action, debt or liability, including litigation costs and reasonable attorney’s fees, relating to or arising from this Agreement, except for any claims attributable to WJ design defects, or the gross negligence or intentional misconduct of WJ.

14.6 Insurance. GCS shall acquire and maintain at its sole cost and expense (i) statutory workers’ compensation insurance and employer’s liability insurance, (ii) all risk insurance coverage for physical loss or damage to Wafers while at the Facility or under its control, and until title passes to WJ, and to the tangible personal property provided to GCS in connection with the Process and (iii) product liability, bodily injury, business interruption, casualty and property damage insurance, in a form reasonably acceptable to WJ with a reputable insurance company reasonably acceptable to WJ. The insurance policy shall provide for combined single limit coverage of not less than $********** and WJ shall be named as an additional insured and loss payee. GCS shall submit certificates of such insurance to WJ (which shall include an agreement by the insurer not to cancel such coverage except upon thirty (30) days prior written notice to WJ) for its approval. GCS shall maintain such insurance coverage in effect for WJ’s benefit throughout the term of this Agreement and for a period of one (1) year from the date of the last delivery of wafers to WJ hereunder. If GCS fails to furnish such certificates of insurance or any required insurance is cancelled for any reason, WJ may, at its option, immediately terminate this Agreement.

15. CONFIDENTIALITY

15.1 Confidentiality Obligations. The parties recognize that the Confidential Information of one another constitutes valuable confidential and proprietary information. Accordingly, the Parties agree on behalf of themselves and their respective officers, directors, employees and agents that during the term of this Agreement and for a period of ten (10) years after the termination or expiration hereof for any reason, they shall hold in confidence all Confidential Information of the other party (including the existence of this Agreement and the terms hereof) and not use the same for any purpose other than as set forth in this Agreement nor disclose the same to any other Person except to the extent that it is necessary for a Party to enforce its rights under this Agreement or if required by law or any governmental authority at the discretion of a Party (including, without limitation, the Securities and Exchange Commission and any stock exchange or quotation system upon which a Party’s shares or other equity securities may be traded); provided, however, if a Party shall be required by law to disclose any such Confidential Information to any other Person, such party shall give prompt written notice thereof to the other party and shall minimize such disclosure to the amount required. The Parties acknowledge that violation of this Section 15.1 could cause the other Party irreparable harm and as such each Party agrees and acknowledges that remedies at law for any breach of its obligations under this Section 15.1 are inadequate and that in addition thereto the other party shall be entitled to seek equitable relief, including injunction and specific performance, in the event of any such breach, without the necessity of demonstrating the inadequacy of monetary damages. Processes, data and other information provided, created or discovered prior to or during the term of this Agreement relating to the Wafers and/or the Process(es) or methods for the manufacture of the Wafers whether provided, created or discovered solely by WJ or GCS or jointly by the parties shall, for purposes of this Agreement, be deemed Confidential Information solely owned by WJ and furnished by WJ to GCS hereunder and GCS further agrees that such specific Confidential Information shall be accessible on a “need to know” basis only to those GCS employees working on the manufacture of the Wafers. GCS warrants and represents to WJ that no Confidential Information of WJ will be disclosed to any director of GCS who is a commercial competitor of WJ, the director’s employee, officer, agent or any of its affiliates or subsidiaries.

The board members of GCS agree to be bound by the confidentiality provisions of this Agreement. Any GCS board member who is a competitor of WJ agrees to recuse themselves from any meeting where Confidential Information is discussed as long as it is not in conflict with their fiduciary responsibility as a board member.

15.2                           Excluded Information. The obligations of a Party under Section 15.1 shall not apply to any information which (a) at the time of disclosure, is generally known to the public, (b) after disclosure, becomes part of the public knowledge (by publication or otherwise) other than by breach of this Agreement by the receiving party, (c) the receiving Party can verify by written documentation was in its possession at the time of disclosure and which was not obtained, directly or indirectly, from the other Party, (d) the receiving Party can verify by written documentation results from research and development by the receiving Party thereof independent of disclosures by the other Party thereof or (e) the receiving Party can prove was obtained from any Person who had the legal right to disclose such information, provided that such information was not obtained to the knowledge of the receiving Party thereof by such Person, directly or indirectly, from the other Party thereof on a confidential basis. Notwithstanding the foregoing, a Party may disclose Confidential Information of the other Party (a) to its attorneys, accountants and other professional advisors under an obligation of confidentiality to the other Party, (b) to banks or other financial institutions or venture capital sources for the purpose of raising capital or borrowing money or maintaining compliance with agreements, arrangements and understandings relating thereto, and (c) to any Person who proposes to purchase or otherwise succeed (by merger, operation of law or otherwise) to all of a Party’s right, title and interest in, to and under this Agreement, if such Person is specifically identified to the other Party in advance and such Person agrees in writing to maintain the confidentiality of such Confidential Information. The Party disclosing Confidential Information to any third party as permitted by this Agreement shall also be responsible for any failure of such third party to maintain the confidentiality of such Confidential Information. The standard of care required to be observed hereunder shall be not less than the degree of care which a Party uses to protect its own information of a confidential nature.

16                                    TERM AND TERMINATION

16.1 Term of Agreement. The term of this Agreement shall be one (1) year from the date the Process is qualified hereunder, unless earlier terminated pursuant to the provisions of this Agreement (the “Term”). The Term is renewable annually for additional consecutive terms of one year each at WJ’s option. GCS shall have the right to reject automatic renewal after a period of three years if the total demand for Wafers drops below **** wafers per year.

16.2 Termination.

(a) This Agreement may be terminated immediately by a Party if the other Party defaults on any of its material obligations or conditions of this Agreement which remain uncured for thirty (30)  calendar days, if capable of being cured, after written notice to the defaulting Party specifying the nature of the default, the non-defaulting Party will have the right to terminate this Agreement by giving written notice of termination to the defaulting Party.

(b) A Party shall have the right to immediately terminate this Agreement by giving written notice of termination to the other Party at any time upon or after: (i)  the filing by the other Party of a petition in bankruptcy or insolvency; (ii)  any adjudication that the other Party is bankrupt or insolvent; (iii)  the filing by the other Party under any law relating to bankruptcy or insolvency; (iv)  the appointment of a receiver for all or substantially all of the property of the other Party; (v)  the making by the other Party of any assignment or attempted assignment for the benefit of creditors; or (vi)  the institution of any proceedings for the liquidation or winding up of the other Party’s business or for the termination of its corporate existence.

(c) This Agreement may, upon sixty (60) days notice, be terminated by WJ if (i) GCS receives audited financial statements with a “going concern” or similar qualification or exception by its auditors, , (ii) GCS engages in fraudulent or material intentional misconduct (iii) GSC is in breach of its lease agreement related to the Facility (without securing a substitute lease agreement for an alternate Facility), (iv) there is a change in control of GCS of **% or more of the board of directors of GCS or its equity share ownership, or (v) WJ is otherwise specifically entitled to immediately terminate this

Agreement under any term or provision of this Agreement.

(d) This Agreement may be terminated by WJ at any time upon ninety (90) days written notice to GCS.

16.3 Effect of Termination.

(a) If WJ terminates this Agreement, WJ may, at WJ’s sole discretion, terminate delivery of all undelivered, and delivered but unaccepted, Wafers. WJ must compensate GCS for all costs and expenses incurred for work-in-process Wafers.

(b) In the event of termination or cancellation of this Agreement for any reason, GCS shall promptly return to WJ the WJ Technology and processes, photomasks, equipment, tools and other property of WJ used to manufacture the Wafers, immediately cease the use thereof and certify to WJ in writing that the same are no longer in use provided, however, in the event of termination or cancellation of this Agreement for any reason, WJ may require GCS to continue to honor the terms of this Agreement for up to twelve (12) additional months to allow WJ and GCS to effect an efficient transition of the WJ Technology, processes, photomasks, equipment, tools and other property to WJ or a third party designated by WJ.

(c) If WJ terminates this Agreement pursuant to Section 16.2(c)(ii) (fraud) or Section 16.2(c) (iii)(loss of lease), GCS shall be liable to WJ for any reasonable cover costs incurred by WJ in re-procuring the Wafers which shall include all direct costs incurred by WJ to procure the Wafers from another supplier, including all nonrecurring expenses. GCS shall also be responsible for any indirect costs incurred by WJ. GCS’s liability under this Section 16.3 shall be limited to $*********.  WJ must exercise commercially reasonable efforts to mitigate damages.

16.4 Liquidated Damages.

(a) If within twelve (12) months after the date of this Agreement WJ elects to terminate this Agreement without cause as set forth in Section 16.2(d), WJ agrees to pay GCS liquidated damages of $*******.  Liquidated damages will be offset by any payments made to GCS pursuant to Appendix D; provided that no amount shall be payable under this clause (b) unless all amounts called for under Section 16.3(c) are first paid in full.

(b) If within twelve (12) months after the date of this Agreement WJ terminates this Agreement pursuant to Section 16.2(c)(ii) (fraud) or Section 16.2(c)(iii)(loss of lease), GCS agrees to pay WJ liquidated damages of $******* plus any payments made to GCS pursuant to Appendix D. GCS agrees that such damages would be difficult to estimate but that the foregoing is a reasonable estimate of the actual damages that WJ would incur.

1                                          Survival. The provisions of this Section and Sections  11, 12, 13.1, 13.2, 14, 15, 16.3, 16.4, 17, 18, 19 and 20 shall survive any expiration or termination of this Agreement.

2                                          DISPUTE RESOLUTION

17.1 Mediation. WJ and GCS shall attempt to settle any claim or controversy, except those related to intellectual property, through consultation and negotiation in good faith and a spirit of mutual cooperation. If those attempts fail, then the dispute will be mediated by a mutually acceptable mediator to be chosen by WJ and GCS within twenty (20) days after written notice by a Party demanding mediation.  Neither Party may unreasonably withhold consent to the selection of a mediator, and WJ and GCS will share the cost of the mediation equally.

17.2 Arbitration. Any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, that is not resolved through negotiation or mediation within thirty (30) days of the date of the initial demand by either Party, shall be determined by arbitration in San Jose, California before one arbitrator. The arbitration shall be administered by JAMS pursuant to its Streamlined Arbitration Rules and Procedures. Judgment on the Award may be entered in any court having jurisdiction. This clause shall not preclude parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction. The arbitrator may, in the Award, allocate all or part of the costs of the arbitration, including the fees of the arbitrator and the reasonable attorneys’ fees of the prevailing party.

18. LIMITATION OF LIABILITY

18.1 DISCLAIMER. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY ADDITIONAL WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, ARISING FROM COURSE OF DEALING OR USAGE OF TRADE. IN PARTICULAR, ANY AND ALL WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT ARE HEREBY EXPRESSLY DISCLAIMED.

18.2 LIMITATION OF LIABILITY. EXCEPT FOR BREACH OF OBLIGATIONS RELATING TO FAILURE TO RETURN THE PROCESS OR WJ TECHNOLOGY TO WJ UNDER THE TERMS OF THIS AGREEMENT,

INFRINGEMENT OR VIOLATION OF A PARTY’S INTELLECTUAL PROPERTY RIGHTS ON A BREACH OF OBLIGATIONS RELATING TO CONFIDENTIAL INFORMATION, (1)  IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY, CUSTOMERS OR ANY THIRD PARTIES FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, CONSEQUENTIAL OR SIMILAR DAMAGE OF ANY KIND OR CHARACTER, REGARDLESS OF WHETHER EITHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND (2)  THE AGGREGATE LIABILITY OF A PARTY FOR ALL CLAIMS HEREUNDER SHALL NOT EXCEED ************************************ DOLLARS ($************).  THIS IS AN ABSOLUTE LIMITATION ON DAMAGES AND MAY NOT BE INCREASED BY ANY OTHER SECTION OF THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO SECTION 16.

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20                                MISCELLANEOUS

20.1 Applicable Law. The law of the state of California shall govern this Agreement without regard to choice of law provisions. The Parties agree that the UN Convention for the International Sale of Goods shall not apply. Jurisdiction and venue for litigation of any dispute, controversy or claim arising out of or in connection with this Agreement will be only in a United States federal court for the Northern District of California or a California state court having subject matter jurisdiction located in San Jose, California or San Francisco, California. Each of the Parties hereby expressly submits to the personal jurisdiction of the foregoing courts located in California, and waives any objection or defense based on personal jurisdiction or venue that might otherwise be asserted to proceedings in such courts.

20.2 Assignment. GCS shall not assign, sublicense or otherwise transfer this Agreement or any rights or obligations arising under this Agreement without the prior written approval of WJ and GCS shall not delegate or subcontract its performance of this Agreement to any third party without the prior written approval of WJ.  WJ may assign or transfer this Agreement with the prior written consent of GCS provided that the assignee or transferee is bound by law or written agreement to WJ’s obligations under this Agreement.

20.3 Notification. All notices specifically required to be given under the terms of this Agreement will be in writing and sent to the addresses stated below or to such other address, which is designated in writing by the Party to receive notice. All notices will be deemed to have been given when received by the addressee.

As to GCS:

Name: Wing Yau    Jerry Curtis
Function: VP and Director Foundry Services    President and CEO
Tel. no.: 310-530-7274 X107 310-530-7274 X202
Fax no.: 310-517-8200 310-517-8200
Address: 23155 Kashiwa Court 23155 Kashiwa Court

Torrance, CA 90505    Torrance, CA 90505

E-mail wyau@gcsincorp.com jcurtis@gcsincorp.com

Such persons listed above shall be subject to change at any time by GCS with prior written notification to WJ.

As to WJ:

Name:   Mark Knoch   Bruce Diamond
Function: VP of Operations    CEO & President

Tel. no.: (408) 577-6229 (408) 577-6222
Fax no.:  (408) 577-6229 (408) 577-6229
Address: 401 River Oaks Parkway 401 River Oaks Parkway

San Jose, CA 95134    San Jose, CA 95134

E-mail   Mark.knoch@wj.com    Bruce.diamond@wj.com

20.4 Entire Agreement/Superseded Agreements. This Agreement, which includes the appendixes and other exhibits and attachments hereto, supersedes all prior discussions and writings and constitutes the entire and only contract between the Parties relating to the activities to be performed hereunder.

20.5 No Modification. This Agreement may not be changed, altered or amended except in writing and signed by duly authorized representatives of all of the Parties

20.6 Environmental Matters. GCS will indemnify and hold WJ harmless from and against any liability, claim, damage, injury, expense, suit, or cause of action, including, but not limited to, reasonable attorneys fees, arising from or caused by any toxic or hazardous substances or chemicals, as those terms are defined by applicable environmental health or safety laws or regulations, which are used in performance of this Agreement by GCS, present in Scrap disposed of or destroyed by GCS, or present on any of the Facilities in or during GCS’s performance of this Agreement. GCS will maintain compliance of the Facility with all applicable laws and have all necessary permits, operating licenses or authorizations necessary to operate its Facilities under applicable environmental safety or health laws or regulations. WJ is solely responsible for environment compliance on its facilities.

20.7 Waiver. The failure of any Party to enforce, at any time, or for any period of time, any provision of this Agreement, to exercise any election or option provided herein, or to require, at any time, performance of any of the provisions hereof, will not be construed to be a waiver of such provision, or in any way affect the validity of this Agreement, or any part thereof, or the right of any Party thereafter to enforce each and every such provision.

20.8 Compliance with Laws. GCS agrees to comply with all applicable and reasonable local, state, and Federal laws and executive orders and regulations and agrees to defend, indemnify and hold WJ harmless against any loss, cost, damage, expense (including attorney’s fees), or liability by reason of GCS’s violation.

20.9 Independent Contractor. It is agreed that GCS is an independent contractor for the performance of services under this Agreement, and that for accomplishment of the desired result WJ is to have no control over the methods and means of accomplishment thereof, except as specifically set forth in this Agreement. There is no relationship of agency, partnership, joint venture, employment or franchise between the Parties.

20.10 Export Control and Governmental Approval.

(a) The Parties acknowledge that each must comply with all applicable rules and laws in the performance of their respective duties and obligations including, but not limited to, those relating to restrictions on export and to approval of agreements. GCS will be responsible for obtaining and maintaining all approvals and licenses, including export licenses, permits and governmental authorizations from the appropriate governmental authorities as may be required, to enable such GCS to fulfill its obligations under this Agreement.

(b) Each Party agrees that, unless prior written authorization is obtained from the United States Bureau of Industry and Security, it will not export, re-export, or transship, directly or indirectly, any products or technical information that would be in contravention of the Export Administration Regulations then in effect as published by the United States Department of Commerce.

20.11 Non-Solicitation of Employees.

(a) During the term of this Agreement, and for a period of six (6) months following expiration or termination, neither WJ nor GCS shall solicit any employee of the other who is or was employed by any organizational unit of the other Party involved with the performance of this Agreement for employment, either directly through any of its employees, or indirectly through any agent or third party such as an recruiting agency or headhunter; provided, however, that if any such employee first contacts a Party seeking employment, the restrictions of this section shall not apply.

(b) Before making an offer of employment to any individual who is or was employed by any organizational unit of the other Party involved with the performance of this Agreement, a Party shall provide notice of its intent to make such an offer to the Project Manager of the other Party, and the Parties shall then discuss the circumstances which led to the Party’s potential employment offer and the impact on their business relationship should any offer be made by the Party and accepted by such individual. Should a Party fail to comply with this obligation, such Party shall pay the other Party for the reasonable costs the other Party incurs in hiring a qualified replacement for such individual.

20.12 Force Majeure. Notwithstanding the insurance requirements under Section 14.6 of this Agreement, neither Party shall be liable to pay damages during the term of this Agreement for any delay or failure in performance, provided such delay or non-performance is due to circumstances outside its reasonable control, including but not limited to, decrees or restraints of government, acts of God or nature, strikes or other labor disturbances, war, riot, sabotage, fire, earthquake, flooding, power failures or any other cause which cannot reasonably be controlled by such party (a “Force Majeure Event”). However, the aforesaid shall apply with the restriction that the Party not claiming the Force Majeure Event shall be entitled to terminate this Agreement in writing if the delay or nonperformance of the other Party as a result of the Force Majeure Event should last for more than 3 months.  For a Party to claim a Force Majeure Event hereunder, it must notify the other Party within five (5) days of commencement of the Force Majeure Event specifying the nature of the Force Majeure Event and the anticipated length of the Force Majeure Event.  The Party claiming a Force Majeure Event shall use commercially reasonable efforts to investigate, eliminate or prevent the Force Majeure Event so as to continue performing its obligations under this Agreement.  Any delay or non-performance due to Force Majeure Event will result in a pro-rated delay of the minimum purchase requirements, pro-rated for the time of non-performance or delay. Under no circumstances shall a Force Majeure event delay WJ’s obligation to pay GCS.

20.13 Section Titles. Section titles as to the subject matter of particular sections herein are for convenience only and are in no way to be construed as part of this Agreement or as a limitation of the scope of the particular sections to which they refer.

20.14 Counterparts and Facsimiles.  This Agreement may be executed in several counterparts and by facsimile, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by duly authorized representations on the date first set forth above.

GLOBAL COMMUNICATION SEMICONDUCTORS, INC.		WJ COMMUNICATIONS, INC.

BY:	/s/ Jerry Curtis	BY:	/s/ Mark Knoch

TITLE:	President & CEO	TITLE:	VP OPERATIONS

Bruce Diamond
President & CEO

APPENDIXES

APPENDIX A- WJ PROCESSES TO BE PROVIDED TO GCS

APPENDIX B- LIST OF PRODUCTS (WAFERS)

APPENDIX C- VOLUMES AND PRICES FOR WAFERS

APPENDIX D- PROCESS RESPONSIBILITIES AND TIME SCHEDULE

Appendix A

WJ Processes to be Provided to GCS

The table below contains the valid WJ Process Specifications. Each modification or change of a parameter leads to a new release of the Process Specification.  This change must be performed in written form and signed by GCS and WJ, respectively.

	Full	Derivative
Description	Development	Development
MESFET 0.5um gate	X
MESFET 0.7um gate	X
HFET 0.5um gate	X	X
HBT 5V InGaP	X
HBT 28V InGaP		X

PCM Measurement Conditions, Pass/Fail-Selection

GCS will perform a PCM test at all lots, each wafer, performed on the process control monitor structure (PCM) located in the scribe line or special test inserts.

A wafer will be classified as having passed if each individual pass/fail parameter listed in the process specification passes on **% of the mutually agreed upon number of test sites. The pass/fail limits for electrical tests performed on the PCM for each wafer are listed in the relevant process documentation.

If a Wafer fails the acceptance criteria, the Wafer may not be shipped to WJ unless WJ requests that it be shipped.

Appendix B

List of Products (Wafers)

Products	Process	Die X(um)	Die Y(um)	Area(mm^2)	Target Yield
*****	MESFET	***	***	*****	****
*****	MESFET	***	***	*****	****
*****	MESFET	***	***	*****	****
*****	MESFET	***	***	*****	****
*****	MESFET	***	***	*****	****
*****	MESFET	***	***	*****	****
*****	MESFET	***	***	*****	****
*****	MESFET	***	***	*****	****
*****	MESFET	***	***	*****	*****
*****	MESFET	***	***	*****	*****
*****	MESFET	***	***	*****	*****
*****	HFET	***	***	*****	*****
*****	HFET	***	***	*****	*****
*****	HFET	***	***	*****	*****
*****	Passive	***	***	*****	*****
*****	HBT 5V	***	***	*****	*****
*****	HBT 5V	***	***	*****	*****
*****	HBT 5V	***	***	*****	*****
*****	HBT 5V	***	***	*****	*****
*****	HBT 5V	***	***	*****	*****
*****	HBT 5V	***	***	*****	*****
*****	HBT 5V	***	***	*****	*****
*****	HBT 5V	***	***	*****	*****
*****	HBT 5V	***	***	*****	*****
*****	HBT 5V	***	***	*****	*****
*****	HBT 5V	***	***	*****	*****

Appendix C

Volumes and Prices for Wafers

All prices under this agreement are to be quoted, billed, and paid for in U.S. Dollars. USD ($). Prices listed below are quoted per wafer and include the raw wafer cost and all other costs, but not IC probing.

Price/Wafer by Process Technology
Semiannual Quantity	MESFET	HFET	5V HBT	28V HBT
*****	*****	*****	*****	*****
*****	*****	*****	*****	*****
*****	*****	*****	*****	*****

Volume pricing will be established using the values in the pricing table based on the 6-month forecast.  The price band will be set for 6-month periods of time on January 1st and July 1st of each year. All volume numbers are based on the total four (4) inch wafer starts in the 6-month forecast period. Minimum purchasing volume will for the first year be based on ***** wafers.

Lead-Times

Process lead-times from GCS will be *** days/level.  Device mix releases will be started in the week following receipt.

Hot lots (if lots in-line exceed 3/1) have a ***** cost factor.  Cycle time on hot lots is (GCS – **** days/level)

Hand-Carry lots require written acceptance of the wafer fab, and have a **** cost factor.  Cycle time on hand-carry lots is (GCS – **** days/level)

Priority lots are subject to acceptance by GCS according to their internal limits.

Appendix D

Process Responsibilities and Time Schedule

1.               WJ agrees to pay the following NRE to GCS with **% payable upon completion of the Process freeze and the remaining **% payable upon completion of the first yielding qualification lot per Process.

Process                                                                                                                                      Amount Payable

MESFET $**** (50% payable 6 months from contract date assuming completion therein) HFET $**** (50% payable 6 months from contract date assuming completion therein) 5V HBT $**** (50% payable 8 months from contract date assuming completion therein) 28V HBT $**** (50% payable 9 months from contract date assuming completion therein)

1                                          WJ is responsible to provide all documentation and engineering support to enable GCS to use WJ’s processes in its manufacture of the Wafers.

2                                          WJ is responsible for direct material cost of epi-wafers, qualification wafers, masks, and analysis required for the manufacture of the Wafers.

3                                          WJ is responsible for reliability and qualification test costs for all WJ’s products.

4                                          WJ is responsible for WJ tools, WJ de-installation costs, and WJ tool modifications required for the manufacture of the Wafers.

5                                          WJ is responsible for providing photomask sets or GDS II data of acceptable quality for each device to GCS.  If any photomasks require replacement prior to use by GCS, WJ is responsible for replacement.  Any future photomask replacement due to normal wear or damage is the responsibility of GCS.

6                                          Each Party is responsible for the travel and related expenses for their respective team members.

7                                          GCS is responsible for all internal process development costs at both locations.

8                                          GCS is responsible for processing wafers and supporting tools to implement the manufacture of the Wafers.

9                                          GCS is responsible for replacement wafer costs for qualification failures due to GCS’s fault.

10                                    GCS is responsible for tool installation, government permits, and facility costs.

11                                    GCS is responsible for tools ongoing maintenance and operating costs.

12                                    GCS is responsible for any tools needed strictly for capacity expansion associated with the manufacture of the Wafers.

13                                    WJ will consign the below list of equipment which has been determined needed to install the process capability at GCS (which equipment will be returned to WJ upon termination or cancellation of this Agreement by either Party for any reason).  It is GCS’s responsibility to cover the cost of installation of this equipment and to maintain the equipment to the same conditions as it was delivered.  GCS is also responsible for replacement cost insurance for this equipment.  Any additional requests for equipment must be completed within ** days of the signing of this agreement. GCS shall be responsible for the costs of preparing and filing any UCC statements required by WJ.

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15. The initial high level time schedule for successfully establishing the Process shall be as follows and more detailed time schedules shall be provided in the future as approved by WJ in writing which shall be deemed incorporated into and a part of this Agreement :

Equipment Transfer Complete	****************
MESFET Process Frozen	***************
HBT Process Frozen	************
MESFET Risk Wafer Starts	************
HBT Risk Wafer Starts	**********
MESFET Process Qualified	**********
HBT Process Qualified	***********

Appendix E

Appendix E –  Qualification Requirements

Process Qualification requirements:  each process technology has specific failure modes unique to that technology and/or methodology. Other failure modes are generic to materials & structures common in all semiconductor processes.   Process Qualification requires evaluation of the following:

•                  Failure modes specific to the individual technology

•                  Three-temperature DC life test

•                  RF operational endurance test

•                  Passive element tests

•                  Mechanical integrity tests

Documents containing very detailed requirements for MESFET, HFET, and 5V HBT processes have been previously provided to GCS.

Product Qualification requirements: the following products cover the combinations of process technologies and packaging materials/methods. Each product listed will require a full Product Qualification.

Process	Products to qualify
MESFET	*************
*************
***********
5V HBT	****************
*****************
HFET	**************

Full Product Qualification testing consists of performing and passing the following tests:

Test	# lots tested	reference
HTOL (1000 hours)	3	JESD22-A108
HAST	3	JESD22-A110
Autoclave	3	JESD22-A102
Temperature cycle	3	JESD22-A104
HTB	1	JESD22-A103
ESD	3	MIL-STD883, method 3015